INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 1 to Registration Statement No. 333-106295 of Oppenheimer Multiple
Strategies Fund on Form N-14 of our report on the Oppenheimer Select Managers
QM Active Balanced Fund dated December 20, 2002 appearing in the Oppenheimer
Select Managers QM Active Balanced Fund's Annual Report to Shareholders for
the year ended November 30, 2002, in the Combined Prospectus and Proxy
Statement which is part of the Registration Statement and in the Statement of
Additional Information, which is also part of such Registration Statement.

We also consent to the reference to us under the headings "What are the Tax
Consequences of the Reorganization" and "Agreement and Plan of
Reorganization" in the Combined Prospectus and Proxy Statement which are part of such Registration Statement.

We also consent to the use of our Tax Opinions in exhibit 16(12) in Part C which is part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
September 9, 2003